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                                                                  Exhibit 10.58



                              AMENDMENT TO THE

                            NEW METROPOLITAN LIFE

               SUPPLEMENTAL AUXILIARY RETIREMENT BENEFITS PLAN


         The NEW METROPOLITAN LIFE SUPPLEMENTAL AUXILIARY RETIREMENT BENEFITS PLAN ("Plan") is hereby amended as follows:

         1.       Article 1 of the Plan is hereby amended to provide as follows:

                  "Article 1 - PURPOSE OF PLAN

                  The purpose of the Plan is to provide to certain participants employed by Metropolitan Life Insurance Company (the Company) and Metropolitan Property and Casualty Insurance Company (the Subsidiary) and their beneficiaries under the Metropolitan Life Retirement Plan for United States Employees ("the Retirement Plan") the excess amount that would have been payable under the Retirement Plan in the absence of the limitations under section 1.415-2(d)(2) of the Income Tax Regulations that excludes salary deferred under the Company's deferred salary and sales commission arrangements."




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         2.       Article 2 of the Plan is hereby amended as follows:

         "Article 2 - PARTICIPATION

                           (A) Except as provided in Paragraph (B) below, a Participant under the Plan is any Company or Subsidiary employee participating in the Retirement Plan whose compensation, as defined in the Retirement Plan, is in excess of the limitation described in
         Section 401(a)(17) of the Internal Revenue Code and whose benefits are reduced because of the application of section 1.415-2(d)(2) of the Internal Revenue Regulations because of the exclusion of salary deferred under the Company's deferred salary arrangements.

                           (B)(1) No individual shall be a Participant if on or after January 1, 1995 he or she is a participant in the Metropolitan Life Supplemental Retirement Plan.

                              (2) If on or after January 1, 1995 a Participant under the Plan becomes eligible to participate in the Metropolitan Life Supplemental Retirement Plan, his or her participation in the Plan shall cease on that date and all the benefits under the Plan that accrued through that date shall be forfeited under this Plan; instead, such accruals shall be part of such individual's benefits under the Metropolitan Life Supplemental Retirement Plan in which he or she will be a participant."



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3.       Article 4 of the Plan is hereby amended as follows:
         "Article 4.  UNFUNDED PLAN.
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                  The Plan is completely unfunded, and payment of benefits is supported only by the general assets of the Company or the Subsidiary. This Plan is entirely separate from the Retirement Plan, the Metropolitan Life Auxiliary Retirement Benefits Plan, the New Metropolitan Life Auxiliary Retirement Benefits Plan, and the Metropolitan Supplemental Retirement Plan, and Participation in this Plan gives a Participant no right to any funds or assets of the Retirement Plan, the Metropolitan Life Auxiliary Retirement Benefits Plan, the New Metropolitan Life Auxiliary Retirement Benefits Plan, or the Metropolitan Life Supplemental Retirement Plan. The fact that contracts or certificates of the Company may be distributed to recipients of benefits under the Retirement Plan in discharge of the Company's or the Subsidiary's obligations thereunder shall in no way entitle a Participant in this Plan to receive any such contract or certificate in discharge of the Company's or the Subsidiary's obligations hereunder."

4.       Article 6 of the Plan is hereby amended as follows:
         "Article 6.  EFFECT OF TAXES

                  In making payments under this Plan, the Company and the Subsidiary shall withhold any Federal, state or local income or other taxes it determines that it is legally obligated to withhold. In the event the payments received by the Participant incur greater tax burdens (whether income, estate or other tax burdens) than would such payments if they had been able to be received under the Retirement Plan, the Company and the Subsidiary shall have no obligation to reimburse the Participant for such greater tax burdens."

5.       This amendment shall be effective on January 1, 1999.



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         IN WITNESS WHEREOF, the Company has caused this amendment to be executed in its name and behalf this ___ day of _________, 2001, by its officer thereunto duly authorized.

                                           METROPOLITAN LIFE INSURANCE COMPANY



                                            By
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ATTEST:



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